EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-212061) of Where Food Comes From, Inc. of our report dated February 26, 2026 relating to the consolidated financial statements as of and for the year ended December 31, 2025 of Where Food Comes From, Inc., appearing in this Annual Report on Form 10-K for the years ended December 31, 2025 and 2024.

/s/ Haynie

Denver, Colorado

February 26, 2026